                                                        Dated: September 9, 2011

      Filed Pursuant Rule 424(b)(3)
    Registration No. 333-170918

ABBY, INC. 12,500,000 Shares of Common Stock

This prospectus relates to the sale of up to 12,500,000 shares of our common stock.  This is the initial registration of shares of our common stock.  The selling stockholders will sell the shares from time to time at $0.03 per share.  The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering.  We will pay the expenses of registering these shares.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market.  We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board (“OTCBB”) upon the effectiveness of this prospectus.  If our shares become quoted on the OTCBB, sales will be made at prevailing market prices or privately negotiated prices.

The selling stockholders are offering these shares of common stock.  The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.  The selling stockholders will receive all proceeds from the sale of the common stock.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 6.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2011.

You should rely only on the information contained in this prospectus.  We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus.  The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock.  This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

TABLE OF CONTENTS

Prospectus Summary

Summary Financial Information

2

Risk Factors

Use of Proceeds

7

Market for Common Equity and Related Stockholder Matters

7

Management’s Discussion and Analysis or Plan of Operation

7

Business

12

Property

15

Legal Proceedings

16

Management

16

Executive Compensation

17

Certain Relationships and Related Transactions

18

Security Ownership of Certain Beneficial Owners and Management

18

Changes In and Disagreements with Accountants

19

Description of Securities

19

Indemnification for Securities Act Liabilities

20

Plan of Distribution

20

Selling Stockholders

23

Legal Matters

25

Experts

25

Available Information

25

Financial Statements

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are a startup exploration stage company without gas operations and we are in the business of gas exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. To date, we have advanced $18,000 for exploration work completed and to be performed on the Westrose Property. Currently, we have completed the Phase One portion of our exploration program which comprised of preliminary geological analysis and sampling for preliminary geo chemical screening.. We plan on spending a further $108,042 on exploration work over the next year.  We will raise the funds by private placement or shareholder loans. There is no assurance that a commercially viable gas deposit exists on our natural gas concession. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our gas concession can be determined. Even if we complete our current exploration program and it is successful in identifying a gas deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable gas deposit or reserve.

On September 17, 2010, we acquired the Westrose property gas concession option from Mitchel Vestco Inc (Mr. Wilkinson is the sole owner and director of Mitchell Vestco),  which is located in Alberta Canada comprised of 640 acres located at Westrose Alberta for 3,000,000 restricted shares of our common stock. There is no royalty interest attached to the concession by Mr. Wilkinson, however, the Government of Alberta does impose a 1.50% royalty on gross production. Title to our natural gas concession has not been transferred to us yet, due to the fact that no foreign entity may not hold natural resource properties located in Canada in their name, and is currently held in trust by Mitchel Vestco Inc. (wholly owned by Brian Wilkinson P.Eng.)  until such time as we incorporate a wholly owned Canadian subsidiary. Additionally, the purchase agreement on the Westrose property calls for the transfer of title after the completion of phase two of our planned exploration program. To date, we have advanced $18,000 for exploration work completed and to be performed on the Westrose Property. Currently, we have completed Phase One of our exploration program, our Phase Two program is scheduled to proceed Between August 1, 2011 and October 31, 2011. A field crew will mobilize onto our concession, survey the concession and perform Geological mapping and additional sampling (both soil And rock) perform initial seismic testing and then demobilize from the area. The results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting Engineer to interpret the results of Phase Two and develop a summary report if the results of Phase One and Phase Two exploration programs are encouraging. In the event that we cannot raise the additional capital required to complete Phase two of our exploration program, our contractor American Development Corp has verbally agreed to complete Phase Two as the majority of the hard costs associated with Phase Two Have been covered with our previous advanceof funds to them.

We are actively pursuing additional funds in order to complete Phase Two of our exploration program.

The Westrose Prospect is located at latitude 47 R1 W5 LAT/LONG: 53; 01 'N 114°02'W.

Mr. Don Thompson, our President and CEO has had no previous experience in gas exploration or operating a gas exploration company. Our President owns 20.5 % of our outstanding common stock. Mr. Thompson has not visited the Westrose Property, however, once exploration activities have commenced Mr. Thomson will visit the Westrose property.

Since our directors own 35.9% of the issued and outstanding shares and they are the sole directors and officers of our company they have the ability to elect additional directors and control the future course of our company. Investors may find that the corporate decisions influenced by our directors are inconsistent with the interests of other stockholders.

In May 2010 we engaged a professional Engineer named Brian Wilkinson who is familiar with the area where our concession lies, in order to develop a report about our gas concession. The report entitled “Report on the Westrose gas concession dated July 22, 2010 describes the natural gas concession, the regional geology, the gas potential of the site and recommendations on how we should explore the concession.

On January 6, 2011 Mr. Brian Wilkinson was appointed to the board of directors and subsequently, resigned his position from our board of directors in April of 2011 due to increased responsibilities with Mr. Wilkinson’s current employer Dong Energy. Mr. Wilkinson will remain as a consultant to Abby Inc.

Our objective is to continue to conduct exploration activities on our prospect to assess whether the site possesses any commercially viable gas deposits. Until we can validate otherwise, the concession is without known reserves and we are planning a four phase program to explore our natural gas concession.

The concession is accessible all year round. . Currently, we have completed Phase One of our exploration program, which comprised of preliminary geological analysis and sampling for preliminary geochemical screening, and are actively pursuing additional funds in order to commence and complete Phase Two of our program and is contingent upon availability of an exploration crew and adequate financing.

The following table summarizes the four phases of our anticipated exploration program.Phase Number	Planned Exploration Activities	Time table
Phase One	Initial Geological and Geochemical Screening Cost to complete: $9460.00	Completed
Phase Two	Geological Mapping, Soil Sampling, assays and Analyses and initial Seismic Testing Cost to complete: $18,722.00	Between August 1, 2011 and October 31, 2011
Phase Three	Ground Work, Site Prep, Geological Mapping and Seismic Testing and Sampling as warranted. Cost to complete: $79,860.00	Between November 1, 2011 and May 31, 2012
Phase Four	Drilling and follow up evaluation Cost to complete: $1,545,830.00	Between June 1, 2012 and November 31 2012

If our exploration activities indicate that there are no commercially viable gas deposits on our concession we will abandon this concession and stake or acquire new claims or concessions to explore. We will continue to stake and explore claims and concessions as long as we can afford to do so.

To date we have raised $80,000 via two offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
November 30, 2009	$0.005	9,000,000	$45,000.00
February 28, 2011	0.01	3,500,000	$35,000.00

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

Abby, Inc.

60 Auburn Bay Ave. SW

Calgary, AB T3M 0K7

403-922-4583

The Offering

Securities Offered	Being up to 12,500,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell their shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be minimal. Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 12,500,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	19,500,000 shares of our common stock are issued and outstanding as of. August 22, 2011 All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of our company.

Summary Financial Information

The tables and information below are derived from our interim financial statements for the period ended May 31, 2011. We have working capital of $ (207) as at May 31, 2011.

Financial Summary	May 31, 2011
Cash	$242.00
Total Assets	$242.00
Total Liabilities	449.00
Total Liabilities and Stockholder's Equity

Statement of Operations	For the Six Months Ended May 31, 2011	From inception Dec 11, 2000 to May 31, 2011
Revenue	−	−
Net Loss For the Period	$ (18,148)	$ (105,207)
Net Loss per Share	(0.00)	−

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

We will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our gas concession. We have not made arrangements to secure any additional financing with the exception of $35,000.00 raised in February 2011 for exploration activities and ongoing corporate responsibilities.

If we fail to make required payments or expenditures, we could lose title to the gas concession.

In order to obtain and retain title to the concession, we are required to perform exploration work totaling at least $9,460 or cash payment of $9,460 by July 31, 2011. . Currently, we have completed Phase One of our exploration program, which comprised preliminary geological analysis and sampling for preliminary geochemical screening, and are actively pursuing additional funds in order to commence and complete Phase Two of our program. We have expenditures of $18,722 due by October 31, 2011. If we fail to make and file the required expenditures or cash payments in lieu of expenditures we will lose title to the concession. To date, we have advanced the sum $18,000 for exploration work completed and to be performed on the Westrose concession, and have a balance of $10,182 left to spend on exploration by October 31, 2011.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our gas concession, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on December 11, 2000 and to date have been involved primarily in organizational activities, acquiring our natural gas concession and obtaining financing.

We have not earned any revenues to date and we have not achieved profitability as of August 5 2011 Potential investors should be aware of the difficulties normally encountered by new gas exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the gas fields that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and it is unknown if we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our natural gas concession, we may incur increased operating expenses without realizing any revenues from our concession, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our natural gas concessions, we may not be able to advance exploration work.

If the results of our Phase Two, Phase Three and Phase Four exploration programs are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our natural gas concession. We would face competition from other junior as exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost.

In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the concession to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our directors and officers own 35.89% of our common stock, they have the ability to override the interests of the other stockholders.Our Directors own 35.89% of our outstanding common stock. Investors may find the corporate decisions influenced by our Directors are inconsistent with the interests of other stockholders.

Because of the speculative nature of gas exploration, there is substantial risk that no commercially viable gas deposits will be found.  Exploration for commercially viable natural gas deposits is a speculative venture involving substantial risk. It is unknown that our concession contains commercially viable natural gas deposits. The exploration program that we will conduct on our concession may not result in the discovery of commercial viable gas deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in gas exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in gas exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for natural gas involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, natural disaster and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

As we undertake exploration of our natural gas concession, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.  The service companies we retain will obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Because title to our concession has not been transferred to us yet we may experience delays in receiving title to our natural gas concession.

Our natural gas prospect lies in the province of Alberta and we are subject to their laws. Title to our natural gas concession has not been transferred to us yet, due to the fact that a foreign entity may not hold Canadian natural resource properties in their name, and is currently held in trust by Mitchel Vestco Inc. (wholly owned by Brian Wilkinson P.Eng.)  until such time as we incorporate a wholly owned Canadian subsidiary. Additionally, the purchase agreement on the Westrose property calls for the transfer of title after the completion of phase two of our planned exploration program. To date, we have advanced $18,000 for exploration work to be performed on the Westrose Property, completing the costs of Phase One and a portion of Phase Two.

Because market factors in the natural gas industry are, we may not be able to market any gas that may be found.

The natural gas industry, in general, is intensely competitive and it is unknown even if gas is discovered that a ready market will exist from the sale of any gas found. Numerous factors may affect the marketability of gas. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of natural gas and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on, December 11, 2000 and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern.

Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 12,500,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.03 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 65.79 % of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The offering price was determined by using a number of factors. We determined the offering price by assessing our capital requirements against the price investors were willing to pay for our common stock and the speculative nature of our business being in the development stage.The selling shareholders are required to sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 12,500,000 shares of the common stock offered through this prospectus. These shares were acquired from us in one private placement of our common stock. This offering was exempt from registration under Regulation S of the Securities Act of 1933. The offering was conducted at a price of $0.005 per share, of which 9,000,000 shares of common stock were sold and the offering was closed on November 30, 2009. A further 3,500,000 shares was sold in February of 2011 at a price of $0.01.

The shares were sold solely by our Directors to family, close friends and close business associates under exemptions provided in Canada and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of August 22, 2011 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

1.

Number of shares owned by each before the offering;

2.

Total number of shares that are to be offered for each;

3.

Total number of shares that will be owned by each upon completion of the offering; and

4.

Percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Brent Bromhead	200,000	200,000	Nil	Nil
Sydney Bosch	200,000	200,000	Nil	Nil
Connor Kriekle	200,000	200,000	Nil	Nil
Sandra Pawluk	200,000	200,000	Nil	Nil
Jade Kriekle	200,000	200,000	Nil	Nil
Doug Kriekle	200,000	200,000	Nil	Nil
Karen Ulrich	200,000	200,000	Nil	Nil
John Stott	200,000	200,000	Nil	Nil
Janet Stott	200,000	200,000	Nil	Nil
Robert Allen	200,000	200,000	Nil	Nil
Jill Allen	200,000	200,000	Nil	Nil
Lisa Kloberdanz	200,000	200,000	Nil	Nil
Hudsyn Fisher	200,000	200,000	Nil	Nil
Jaston Fisher	200,000	200,000	Nil	Nil
Aevyn Fisher	200,000	200,000	Nil	Nil
Corey Fisher	200,000	200,000	Nil	Nil
Sylvia Itzcovitch	200,000	200,000	Nil	Nil
Nathan Itzcovitch	200,000	200,000	Nil	Nil
Steven Itzcovitch	200,000	200,000	Nil	Nil
Carey Itzcovitch	200,000	200,000	Nil	Nil
Garland Auvigne	200,000	200,000	Nil	Nil
Kelly Thompson	200,000	200,000	Nil	Nil
Jim Thompson	200,000	200,000	Nil	Nil
Doug Thompson	200,000	200,000	Nil	Nil
Colin Thompson	200,000	200,000	Nil	Nil
Carley Thompson	200,000	200,000	Nil	Nil
Arlene Kloberdanz	200,000	200,000	Nil	Nil
Aubrey Kloberdanz	200,000	200,000	Nil	Nil
Curtis Kloberdanz	200,000	200,000	Nil	Nil
Marilyn Thompson	200,000	200,000	Nil	Nil
Sheldon Fishman	200,000	200,000	Nil	Nil
Tasha Fishman	200,000	200,000	Nil	Nil
Benny Fishman	200,000	200,000	Nil	Nil
Rosa Fishman	200,000	200,000	Nil	Nil
Max Segal	200,000	200,000	Nil	Nil
Marv Segal	200,000	200,000	Nil	Nil
George Spence	200,000	200,000	Nil	Nil
James Watts	400,000	400,000	Nil	Nil
Kenneth Larsen	1,200,000	1,200,000	Nil	Nil
Sheryl Larsen	1,500,000	1,500,000	Nil	Nil
Julie Rheubottom	1,000,000	1,000,000	Nil	Nil
Calissa Larsen	1,000,000	1,000,000	Nil	Nil
Total	12,500,000	12,500,000

Family Relationships

Doug Kriekle is the father of Connor and Jade Kriekle, Corey Fisher is the father of Hudson, Jaston and Aevyn Fisher. Sylvia and Stephen Itzcovitch are the mother and father of Steven and Carey Itzcovitch.  Kelly Thompson is the daughter of Jim Thompson.  Doug, Colin and Carley Thompson are the children of Marilyn Thompson. Arlene Kloberdanz is the mother of Aubrey and Curtis Kloberdanz.  Sheldon and Rosa Fishman are the parents of Tasha and Benny Fishman. Sheryl Larsen, Calissa Larsen and Julie Rheubottom are grandchildren of Kenneth Larsen.

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 19,500,000 shares of common stock outstanding on August 22, 2011. The selling shareholders named in this prospectus are offering a total of 12,500,000 shares of common stock which represents 65.79% of our outstanding common stock.

Except as indicated above, none of the selling shareholders or their beneficial owners:

1.

Has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

Has ever been an officer or director; or

3.

Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the common stock;

4.

In short sales; or

5.

In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to less requirements and regulations that are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

FINRA regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting company. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.

The market price prevailing at the time of sale;

2.

A price related to such prevailing market price; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 35 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•

Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

Contains a toll-free telephone number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

With bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling our common stock.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

We have no legal proceedings previously or currently being undertaken for or against us, nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Don Thompson	59	President, Chief Executive Officer, and Director since May 7, 2009
Randel Croteau	61	Director since May 10, 2011

The Directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

None of our directors or executive officer has been involved in any of the following events during the past ten years:

  -any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  -any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  -being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

   -being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Biographical information

Don Thompson

Donald Thompson was appointed to our board of directors on May 7, 2009 and is a senior manager with Air Canada.  Over the past 26 years he has steadily moved up the ranks, managing many departments in Canada’s largest airline.  Mr. Thompson currently spends about  5-10 hours per week on our business and will spend more time on our business as we commence exploration activities.

Our President Donald Thompson has had no previous experience operating an exploration or natural gas company and because of this lack of experience they may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a gas well. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches gas exploration companies commonly use.

Mr. Thompson is also studying about our industry to help familiarize himself with our industry.

Randel Croteau

Mr. Croteau was appointed to our board of directors on May 10, 2011 and brings to the board of directors extensive experience in the oil and gas industry. This also gives us hands on expertise in the oil and gas industry to assist in overseeing day to day operations and exploration work.  Mr. Croteau has more than forty years of experience in with Energy firms and National Companies. Mr. Croteau has provided detailed Evaluations, for Start-ups, Joint Ventures, Mergers, Acquisitions, and Divestitures. Mr. Croteau has participated in annual reports, quarterly reports, and management reports for all phases of development in energy projects in the North America, Europe, Africa, and the Middle East.

ENFORM Safety Management for Wellsite Supervisors certification #: SARA-176426-494239, expires 13.Aug.2011

ENFORM Well Service Blow out Prevention/well control certificate #: WS-177622-494239, expires 10.Dec.2013

ENFORM Coil Tubing Blow out Prevention/ well control certificate #: CTB-176259-494239, expires 10.Dec.2013.

Halliburton Worldwide Ltd/ HAL Project Management for ExxonMobil Iraq Limited: - WellWork Supervisor (February, 2011 to April, 2011). Workovers, well servicing oil wells with H2S potential: safety/mentoring of local engineers/supervisors (well control methods, well repair, wireline perforating, slickline, acid stimulation thru tubing, coil tubing thru tubing wash, ct thru tubing cleanouts, cleanout with service rig/ well test, wellhead change outs, run & pull ESP.

Great Eastern Energy Corp. Ltd: -Completions Superintendent/ Wellsite Supervisor (August 29, 2008 to February 2011). CBM project in West Bengal, India: safety/mentoring of local engineers/drilling/ completion (wireline perforating/ hydra-jet perforating with coil tubing/fracturing/well cleanouts with coil tubing/ cleanout with service rig/ well test.

TNK-BP Oil & Gas: - Wellsite Supervisor (July 15, 2007 to August 15, 2008). Western Siberia, Russia: safety/mentoring of local engineers/ESP run-life improvement project.

TXM Oil & Gas: - Wellsite Supervisor (November 15, 2006 to April 15, 2007). Southeast, Hungary: Completions, Workovers, Logging, Perforating, Coil Tubing Operations, Snubbing, Testing on Ultra High Pressure/ Ultra High Temperature gas wells.

Esso Exploration Production Chad Inc: - WellWork Supervisor (October 2005 to November 2, 2006). Kome, Chad:  Completions, Workovers, & Well Servicing of oil wells using Electrical Submersible pump or Progressive Cavity pump.

Burren Resources Petroleum Ltd: a joint venture between Burren Energy UK & Turkmenistan State Oil Company)- Drilling/Completion Specialist. (April 1, 2005- September 30, 2005) Burun Field, Balkan State, Turkmenistan: safety/mentoring of local engineers/Planning for high pressure deep drilling, completion and testing project- includes ordering equipment required for all aspects of this operation and writing operation programs and procedures.

Weatherford as an alliance contractor to Schlumberger working for TengizChevrOil Drilling Group: a joint venture between ChevronTexaco/KazMuniGas(Kazakhstan State Oil Company)- Project Manager (September 1, 2004- March 31, 2005) in Tengiz, Kazakhstan: safety/mentoring of local engineers/overseeing the operation of Product Service Line’s: Fishing tool services & Rentals/ Tubular Running Services/ Inspection

TengizChevrOil: a joint venture between ChevronTexaco/KazMuniGas(Kazakhstan State Oil Company)- Consultant Senior Drilling/Completion/Work-over Specialist (May 1, 2003- August 31, 2004) in Tengiz, Kazakhstan:  overseeing the operation of 1 work-over rig and all specialty services including critical operations.

My job: to prepare workover programs, AFE, evaluate operations for the workover operation and supervision. Assist in a team concept the operation of 3 drilling rig operations and 1 side-tracking rig operation. Further to that I am to evaluate local work force, train local engineers in writing work-over programs, work-over supervision. I am overseeing work-over operations that include coil tubing, fishing, logging, perforating operations on wells to 5600m. The wells have a very high bottom-hole pressure (+15000 psi); high H2S content (22%). Utilizing western technology, Class 5 hydraulic BOP well control system, this operation is safe and efficient.

Salyan Oil Limited: a joint venture between Amerada Hess/Chinese National Oil Co./Azerbaijan State Oil Company- Senior Drilling/Completion/Work-over Specialist (November 7, 2001- December 31, 2002) in Azerbaijan: safety/mentoring of local engineers/overseeing the operation of 9 servicing rigs, 1 work-over rig and all specialty services including critical operations. Company was sold 100% to Chinese National Oil.

My job: to evaluate local work force, train local engineers in writing work-over programs, work-over supervision. Overseeing work-over operations that include coil tubing, fishing, logging, perforating operations on wells to 5600m. The wells have a very high bottom-hole pressure (+15000 psi), sand problems, and paraffin problems. Other wells are artificial lift using insert bottom-hole pumps, tapered rod strings. I was highly involved in the purchase of a work-over unit from Ukraine. Utilizing western technology, working with Ukrainian design engineers, we designed a way to combine A-80 rig (carrier and derrick) with single standing tubing platform (monkey board) and adjustable working floor.  For this rig operation, I also incorporated mechanical BOP well control system, rig pump, rig tank, tubular power tongs, rod power tongs, rotary system and hydraulic power swivel system for cleanout, drilling.

UzenManaiGas/Gaffney, Cline and Associates/Kazakh Oil- Work-over/ Completions Superintendent (Oct 1999- Nov. 6, 2001) a World Bank financed Rehabilitation project in Kazakhstan. I was contracted in October of 1999, working on an as needed basis. June 2000 to November 6, 2001: working 28/28 rotations as a, overseeing the operations of 3 drilling rigs and 3 work-over rigs. Our phase of the project started in early May of 2000 with the first priority being the inspection and upgrading of rigs to "western standards". My job was to evaluate all 6 rigs, put together a list of parts and equipment needed for upgrade; submit this list to the World Bank for approval, and then submit to international bidders list for quotes. In the mean time, rigs worked at a minimal operation, depending upon the amount of upgrading needed. The actual rehabilitation of +500 wells started in September 2001 when ALL rigs were upgraded.

FINA EXPLORATION LIBYA:- Completions/ Work over/Production Supervisor (June 28, 1997 to September 25,1999). Reason for leaving job: FINA has been purchased by TOTAL and NC171 project has been sold to local oil company, National Oil Company and Zueitina. Started project in the Sirte Basin as: responsible for the onsite rig activity to complete 3 oil wells with ESP completion/installation; EPF (early production facility) installation, operation, and maintenance; pipeline gathering system. Duties were expanded to Field Co-ordinator: responsible to management team for all activities for Fina desert operations. These include management and supervision of all production tasks (production and export samples properly analysed, electrical submersible pumps and variable speed drives properly maintained, supervision of operation contract staff, planning and on site supervision of work over for well maintenance, liaison with local authorities).

NIMIR PETROLEUM COMPANY:  - Completions/ Production/ Work over Superintendent:  (December 18, 1995 to June 24, 1997). Working in Russian Far East on Sakhalin Island for PetroSakh Division. Responsible for completion of 5 new wells/  the upgrade of Cabot 900 work-over rig/ the optimum operation and maintenance of all production facilities/  the optimum operation and maintenance of 11 producing oil wells and 1 gas well/  and rehabilitation to production of suspended and abandoned wells.

Drilling, completion, work over consultant: (1979 to 1996) for various companies throughout Western Canada.

As a consultant, many of the projects were overlapped. There were short projects of 1-2 days to long projects that took several months.

Other relevant experience

DOWELL OF CANADA: Down-hole tool specialist, western Canada operations; June, July, August 1979.

BAKER OIL TOOLS, c/o Baker Eastern Inc. in Brunei March 1, 1979 to May 31, 1979. Down-hole tool specialist.

BAKER OIL TOOLS, c/o Baker Eastern Inc. in Libya, Sept. 1, 1978 to Feb. 28, 1979. Down-hole tool specialist.

HALLIBURTON INTERNATIONAL in Libya, November 1, 1977 to August 31, 1978. Multi-service operator. Resident family status completed 1-year contract.

DOWELL OF CANADA: Multi-service Engineer, western Canada and Arctic operations from September 5, 1970 to October 31, 1977.

Certification and courses completed:

Well Servicing Blow Out Prevention PITS

H2S ALIVE: PITS

Second Line Supervisors Well Control: PITS

Blow Out Prevention (1st Line/Kick Control) PITS

Burn Stop (conducted by Flame-tek)

Workplace Hazardous Material Information Systems (WHMIS)

Hydrogen Sulphide Awareness, Alert, Alive

St. John's Ambulance 1st Aid Course

Cardiopulmonary resuscitation course

Basic Gas Measurement course

Halliburton technical courses @ Duncan, Oklahoma; Oct. 20 to Nov. 11, 1977

Well Servicing & Work over, PITTS correspondence course from Petroleum Extension Services, University of Austin, Texas; completed November, 1975

Down-hole Service Tools; Hydraulics, @ Baker Oil Tools service school in Houston, Texas, sponsored by Dowell of Canada, in November 1974       20

Significant Employees

We have no significant employees other than our Directors and Officer.

Conflicts of Interest

Though our directors do not work with any other gas exploration companies other than ours, they may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of our directors.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 22, 2011 the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock Common Stock	Don Thompson 16125 Shawbrooke Rd SW Calgary, Alberta T2Y 3B3 Brian Wilkinson 1304 Scenic view acres Calgary, AB	4,00 0,000 3,000,000	20.5% 15.5%
Common Stock Common Stock	Kenneth Larsen 2303 130th Avenue Calgary, Alberta Canada Sheryl Larsen 2303 130th Avenue Calgary, Alberta Canada	1,200,000 1,500,000	6.2% 7.7%
Common Stock Common Stock	Julie Rheubottom 2303 130th Avenue Calgary, Alberta Canada Calissa Larsen 2303 130th Avenue Calgary, Alberta Canada	1,000,000 1,000,000	5.1% 5.1%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	4,000,000	20.5%

The percent of class is based on 19,500,000 of common stock issued and outstanding as of        August 22, 2011.

The person listed above is the Directors and Officers of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share.  There is 10,000,000 Preferred shares authorized of which no preferred shares have been issued to date.

Common Stock

As at August 22, 2011 19,500,000 shares of common stock are issued and outstanding and held by 44 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate prorata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of August 22, 2011, there are no outstanding warrants to purchase our securities. We may, however, issue warrants in the future to purchase our securities.

Options

As of August 22, 2011, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of August 22, 2011, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Colorado Anti-Takeover Laws

The provisions of the Colorado Revised Statutes (CRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Colorado corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of CRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Colorado and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Colorado appearing on the stock ledger of the corporation and does business in the state of Colorado directly. As we currently have less than 200 stockholders the statute does not currently apply to us. If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our directors will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interests of Named Experts and Council

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, directors, officers, or employee.

Jill Arlene Robbins, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Madsen & Associates CPA’s, Inc., of  Salt Lake City, Utah USA to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.  The Engineering report for our natural gas concession was prepared by Brian Wilkinson, Professional. Engineer, and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Wilkinson as a Professional Engineer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Colorado, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization in the Last Five Years

We were incorporated on December 11, 2000 under the laws of the state of Colorado. Prior to Mr. Thompson’s appointment in May of 2009 the Company was dormant from December 11, 2000 to May 6, 2009. We appointed Don Thompson as our Director. On May 7, 2009, Mr. Don Thompson was appointed President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and Principal Accounting Officer of the company. Our Director may be deemed to be our promoter.  In 2010 we entered into an agreement with Mitchell Vestco Inc. to acquire a 100% interest in the Westrose gas concession located in Westrose Alberta, in consideration for 3,000,000 shares of common stock of Abby Inc and a cash payment of $7,000 and further cash payment for exploration expenditures of  in the amount of $28,182 by October 31, 2011.  We abandoned the Phetchban project and replaced it with the Westrose gas project.  Both projects were supplied by Brian Wilkinson thru Mitchell Vestco. Mr. Wilkinson expressed interest in continuing to work with Abby Inc. after the abandonment of the Phecthuban project in Thailand.  (Abby Inc. abandoned the Phetchuban gas concession project in Thailand after it became apparent that the political situation in Thailand was very unstable and deemed it would prove difficult to work or access the area safely.)Mr. Wilkinson provided the Westrose property in exchange for the Phetchuban project. in order to retain  the three million shares received from the Phetchuban project, as it wasn’t ratified as per the first agreement amendment.

Description of Business

Business Development

We are a startup exploration stage company without operations, and we are in the business of natural gas exploration. There is no assurance that a commercially viable natural gas deposit exists on our concession. Additional exploration will be required before a final evaluation as to the economic and legal feasibility of our natural gas concession can be determined.

On September 17, 2010, we acquired a natural gas concession covering an area of 640 acres respectively, from Mitchell Vestco Inc., the concession is known as the Westrose Project.

The natural gas concession was acquired by Mitchell Vestco Inc. while in Calgary, Alberta and was acquired by us on September 17, 2010 from Mitchell Vestco Inc., in which our engineer 100%. The concession is located in the province of Alberta Canada approximately 100 air miles north of Calgary, Alberta. The Westrose project is in good standing until October 31, 2011. The total area of our prospect amounts to approximately 640 acres. To date, we have advanced $18,000 for exploration work completed and to be performed on the Westrose Property, of which Phase One has been completed which comprised preliminary geological analysis and sampling for preliminary geochemical screening. A portion of Phase Two has been advanced, although we have not commenced Phase Two of our exploration program, and have a balance of $10,182 to be paid on or before October 31, 2011 in order to complete Phase Two. Our Phase Two program is scheduled to proceed Between August 1, 2011 and November 31, 2011. A field crew will mobilize onto our concession, survey the concession and perform geological mapping and additional sampling (both soil And rock) perform initial seismic testing and then demobilize from the area. The results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting Engineer to interpret the results of Phase Two and develop a summary report if the results of our Phase One and Phase Two exploration programs are encouraging.  In the event that we cannot raise the additional capital required to complete Phase two of our exploration program, our contractor American Development Corp has verbally agreed to complete Phase Two as the majority of the hard costs associated with Phase Two have been covered with our previous advance of funds to them. We are currently seeking additional funding to fulfill our obligations on the Westrose Property in order to transfer and retain title.

Our President has had no previous experience exploring for gas or operating a gas company. Even if we complete our current exploration program and it is successful in identifying a gas deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable gas deposit or reserve.

In May 2010, we engaged a professional Engineer named Brian Wilkinson (Owner and sole director of Mitchel Vestco Inc.) who is familiar with the area of the Westrose property to develop a report about the gas concession. The report entitled “The Westerose Property dated July 22, 2010 describes the natural gas concessions, the regional geology, the gas potential of the concession and recommendations how we should explore the concession.

The cost of the natural gas concession charged to operations by us was 3 million common shares which represented the cost to acquire the concession and geological report from Mitchell Vestco Inc..Mr. Brian Wilkinson owns and is sole director of Mitchel Vestco Inc. and is also the Engineer who prepared the report on the Westrose Project. However, we will incur much more significant expenses in order to explore our concession as described in our Plan of Operation.

We have no current plans to change our business activities from gas exploration or to combine with another business. It is possible that beyond the foreseeable future that if our gas exploration efforts fail and world demand for the gas we are seeking drops to the point that it is no longer economical to explore for gas we may need to change our business plans.

Location and Means of Access to Our Gas Concession

The Westrose Prospect is located at latitude 47 R1 W5 LAT/LONG: 53; 01 'N 114°02'W.

Active roads provide excellent access, to the project.

Natural Gas Concession Description

The Westrose Property concession is unencumbered and in good standing and there are no third party conditions which affect the concession other than conditions defined by the province of Alberta. The area is comprised of about 640 acres. We have no insurance covering the area. We believe that no insurance is necessary since the areas are unimproved and contain no buildings or improvements. There is no assurance that a commercially viable gas deposit exists on the concession. Exploration will be required before an evaluation as to the economic feasibility of the concession can be determined. It is our intention to record the deed of ownership in our name Until we can validate otherwise, the property is without known reserves and we have planned a four phase exploration program as recommended by our consulting Engineer. We have not commenced any exploration or work on the concession to date.

Conditions to Retain Title to the Concession

In order to obtain and retain title to the concession, we are required to perform and file exploration work totaling $28,182 or by cash payment of $28,182 on the concession by October 31, 2011. To date, we have advanced $18,000 for exploration work completed and to be performed on the Westrose Property. Currently, we have completed Phase One of our exploration program which comprised of preliminary geological analysis and sampling for preliminary geochemical screening, and are actively pursuing additional funds in order to commence and complete Phase Two of our program.   We presently owe the total sum of $10,182 to be paid by October 31, 2011 in order to fulfill our commitment on Phase Two exploration program and to transfer and retain title. In the event that we cannot raise the additional capital required to complete Phase two of our exploration program, our contractor American Development Corp has verbally agreed to complete Phase Two as the majority of the hard costs associated with Phase Two have been covered with our previous advance of funds to them.

History of the Westrose Property and of the Area

Our Consulting Engineer has been onto the concession. Our consulting Engineer has indicated that the topography of the concession range from moderately hilly to flat.  The climate is Mid-west, and the prevailing vegetation is bush and grass lands with small trees.   Some small springs exist in the area and the property is on the edge of Lake Pidgeon.

Geology of the Concession

Geological analysis of seismic and previous drilling data in the area, contiguous to our concession has concluded that a number of play types are apparent.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts with Mitchell Vestco Inc. However, the Government of Alberta does impose a 1.50% royalty on natural gas production.

Government Approvals and Regulations

The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. We are not subject any government regulations at present. However, as we progress with our exploration program the companies that are contracted for seismic and for drilling are responsible for obtaining the permits to begin work in the given area.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any Regular paid employees. We intend to retain the services of geologists and engineers on a contract basis to conduct the exploration program on the Westrose property and to be overseen by Brian Wilkinson, a director of the Company.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements. This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. However, as a section 15(d) filer we can suspend our reporting obligations after the first fiscal year that the registration statement goes effective if you have less than 300 shareholders of record. This suspension of reporting requirements could have a negative impact on shareholders as this would cause there shares to become illiquid and may not be able to recover their investment. Or, if the duty of an issuer to file reports pursuant to section 15(d) of the Act as to any fiscal year is suspended as provided in section 15(d) of the Act, such issuer shall, within 30 days after the beginning of the first fiscal year, file a notice on Form 15 informing the Commission of such suspension unless Form 15 has already been filed pursuant to Rule 12h-3. If the suspension resulted from the issuer's merger into, or consolidation with, another issuer or issuers, the notice shall be filed by the successor issuer.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Managements Discussion and Analysis

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our natural gas concession. We have enough funds to complete our Phase One exploration program and a portion of Phase Two, of which Phase One has been completed. Our PhaseTwo program is scheduled to proceed Between August 1, 2011 and November 31, 2011. A field crew will mobilize onto our concession, survey the concession and perform Geological mapping and additional sampling (both soil And rock) perform initial seismic testing and then demobilize from the area. The results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting Engineer to interpret the results of Phase Two and develop a summary report if the results of our Phase One and Phase Two exploration programs are encouraging. In the event that we cannot raise the additional capital required to complete Phase two of our exploration program, our contractor American Development Corp has verbally agreed to complete Phase Two as the majority of the hard costs associated with Phase Two have been covered with our previous advance of funds to them.

The following is a brief summary of our four phase exploration program:

 In order to keep the concession in good standing we must perform and register exploration work and spend at least $9,460 or make a cash payment of $9,460 on our concession as recommended by our consulting Engineer. We have conducted the first phase of our four phase exploration program which was completed in June 2011. This Phase One exploration program cost approximately $9,460. A Geologist and assistant covered the whole of the concession and surrounding area and analyzed the information gathered and did preliminary sampling for geochemical screening. The results obtained from the Phase One exploration program will be assembled, interpreted and we will review the results. As of August 22, 2011 the company has advanced the sum of $18,000.00 USD which covered the costs of Phase One and a portion of Phase Two.

The sum of $18,000.00 was advanced to American Dev. Corp. for exploration work completed on Phase One and for a portion of the cost of Phase Two. We will need to raise further funds to complete Phase Two, either by private placement or loans to the company.  We are actively pursuing additional funding in relation to our ongoing exploration efforts and anticipate spending  approximately $108,042 during the next year on exploration of the Westrose property.

With respect to our Phase Two program, our consulting Engineer has indicated that we should budget approximately $18,722 of which we have advanced $8,540 for our Phase Two program. Our Phase Two program is scheduled to proceed Between August 1, 2011 and November 31, 2011. A field crew will mobilize onto our concession, survey the concession and perform mapping and additional sampling (both soil And rock) and then demobilize from the area.

1.

In the case of our Phase Two program, the results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting Engineer to interpret the results of Phase Two and develop a summary report.

2.

If the Phase Three program were to proceed, our consulting Engineer has indicated that we should budget approximately $79,860 for our Phase three program. If we proceed with a Phase Three program we would do so between November 1, 2011 and May 31, 2012. A field crew will mobilize onto our concession and perform a significant amount of seismic, sampling and  mapping.

3.

In the case that the Phase Four program takes place, the results obtained during the Phase     Three program will be assembled, interpreted and we will review the results of the Phase three program. We will engage our consulting Engineer to interpret the results of Phase Three and develop a summary report. At this stage we will have a significantly better understanding of any potential natural gas on our concession and be in a position to commence drilling in 2012.

As of May 31, 2011 we had a cash balance of $242.  If the results of the Phase One and Phase Two exploration program are encouraging, we will have to raise additional funds starting in September 2011 so that Phase three exploration could commence in the spring of 2012.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our concession, or shareholder loans.   If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Two and Phase Three programs. In February of 2011 we received a total of $35,000 USD from three individuals which is reflected in the shareholder list.  30

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our concession to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few concession in the exploration stage ultimately develop into producing, profitable wells. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

•

Our ability to raise additional funding;

•

The market price for natural gas;

•

The results of our proposed exploration programs on the natural gas property; and

•

Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a gas deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable gas reserve.

Phase One-Four Exploration Cost Review

The costs described which include the proposed budget of our Phase One through Phase Four exploration program as recommended by our consulting Engineer. The table below summarizes the cost estimate for the Phase One through Phase Four exploration programs.

BUDGET PHASE I	Unit Cost
Cost Element	Incl. Tax	Units	subtotal
Geologist Professional Fees	1,000	5	5,000
Field Vehicles: Transportation Inclusive	100	5	500
Compilation and Data Input	700	3	2,100
Report Preparation, Drafting and Copying, Communications	1,000	1	1,000
subtotal			8600
10% Contingency	10.0%		860
subtotal - Phase I Costs Including Contingencies			9,460
BUDGET PHASE II
Geological Mapping and Supervision	800	10	8,000
Explosives Permitting and Initial Seismic Testing	4,000	1	4,000
Assays and Analyses	28	50	1,400
Sample and Materials Transportations	1,000	1	1,000
Field Vehicles	120	6	720
Compilation and Data Input	700	2	1,400
Report Preparation, Drafting and Copying, Communications	500	1	500
Subtotal			17,020
10% Contingency	10.0%		1,702
subtotal - Phase II Costs Including Contingencies			18,722
BUDGET PHASE III
Geological Mapping and Supervision	800	16	12,800
Road and Trail preparation	6,000	1	6,000
Assays and Analyses	28	150	4,200
Sample and Materials Transportations	50	40	2,000
3D Seismic and Interpret	20,000	2	40,000
Compilation and Data Input	700	8	5,600
Report Preparation, Drafting and Copying, Communications	2,000	1	2,000
Subtotal			72600
10% Contingency	10.0%		7260
subtotal - Phase III Costs Including Contingencies			79,860
BUDGET - PHASE IV
Mob/Demob	50,000	2	100,000
Drill horizontal Well	750,000	1	750,000
Complete well, frac and tie-in well	450,000	1	450,000
Geological Mapping and Supervision	800	30	24,000
Environmental Permitting and Bonding	15,000	1	15,000
Road and Trail preparation Site Land Lease	15,000	1	15,000
Assays and Analyses	25	1,000	25,000
Sample and Materials Transportations	50	50	2,500
Field Vehicles	120	40	4,800
Compilation and Data Input	700	20	14,000
Report Preparation, Drafting and Copying, Communications	5,000	1	5,000
Subtotal			1,405,300
10% Contingency	10.0%		140,530
subtotal - Phase IV Costs Including Contingencies			1,545,830
Total Project Costs			1,676,312

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant is expected to charge us approximately $500 to prepare our quarterly financial statements and approximately $1,000 to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $2,000 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $12,000 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our ability to earn revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our concession may not contain a commercially viable gas deposit. If our concession does not contain a commercially viable natural gas reserve, this will have a material effect on our ability to earn revenue and income as we will not be able to sell any natural gas.             32

Title to our natural gas concession has not been transferred to us yet, and is currently held in trust for us by Mitchell Vestco Inc. In order to obtain and retain title to the concession option, we are required to perform exploration work totaling at least $9,460 or cash payment of $9,460 by July 31, 2011 and $18,722 by October 31, 2011.

To date, we have advanced $18,000 for exploration work completed and to be performed on the Westrose Property, of which we have completed Phase One which comprised preliminary geological analysis and sampling for preliminary geochemical screening, and have advanced funds for  a portion of Phase Two, leaving a balance of $10,182 to be paid on or before October 31, 2011 and are currently seeking additional funding to fulfill our obligations on the Westrose Property in order to transfer title.

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that exploration is an inherently risky business. Very few exploration companies go on to discover economically viable reserves that ultimately result in an operating gas field. In order for us to commence operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable gas deposit, partnering with a senior gas exploration company, and ultimately selling gas in order to generate revenue.

We and other companies in our business are relying on a price of gas that will allow us to develop and ultimately generate revenue by selling natural gas. Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of gas were to dramatically decline this could make any gas we have on our concession uneconomical to produce.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable natural gas deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because it is relatively inexpensive to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate and complete our exploration on the Westrose property. However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•

Our current and future financings are and will be in United States dollars;

•

We maintain our cash holdings in United States dollars only;

•

Any potential sales of  natural gas will be undertaken in United States dollars;

•

Our administrative expenses are undertaken in United States dollars;

•

All cash flows are generated in United States dollars; and

SEC Filing Plan

We intend to become a reporting company in 2011 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,500 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $8,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, and a Form 8-A filing in order to complete registration of our common stock.

Results of Operations

We have had no operating revenues since our inception on December 11, 2000 through to August 22, 2011 our activities have been financed from the proceeds of share subscriptions. From our inception, on December 11, 2000, to May 31, 2011 we have raised a total of $80,000 from private offerings of our common stock. For the period from inception on December 11, 2000 to May 31, 2011 we incurred total expenses of $115,207

Liquidity and Capital resources

As of May 31, 2011 we had a cash balance of $242

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our concession and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 60 Auburn Bay Ave. Calgary, AB T3M 0K7

                                                                                                                                                                  Our President, Don Thompson, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

Certain Relationships and Related Transactions

On September 17, 2010, we acquired a natural gas concession covering an area of 640 acres respectively, from Mitchell Vestco Inc.,(wholly owned by Brian Wilkinson) the area is known as the Westrose Property.  The concession will be registered in the name of Abby, Inc. a Colorado Corporation upon completion of the conditions of purchase agreement being met by Abby Inc.  On January 6, 2011 Mr. Brian Wilkinson was appointed to the board of directors and resigned his position on May 1 2011 due to his increased responsibilities after accepting a permanent position with Dong Energy. However, Mr. Wilkinson has verbally  agreed to remain in an advisory capacity to the company.  Mr. Wilkinson is the sole owner and director of Mitchell Vestco Inc. the Company we entered into an agreement with acquiring the Westrose natural gas concession.

In May of 2010, the Company paid $6,000 to Mitchell Vestco (a related party through common principal owners) of Calgary, Alberta, to secure a gas field in Westerose, Alberta.  As no viable reserves have been identified, management recorded an impairment loss for $6,000 during the quarter ended August 5, 2010. In July, 2010, another $1,000 was paid to complete the deposit requirement for this gas field. This amount was also impaired due to lack of identifying viable reserves.  A Director of the Company, and principal owner, was paid $5,000 for consulting fees in December 2009, and was also the party from whom the Company acquired the Phetchabun lease, through the issuance of 3,000,000 shares of common stock.

All transactions with our officers and directors were on terms at least as favorable to us as would be available from unrelated parties. The promoters of our company are Don Thompson and Brian Wilkinson. Except for the transactions with Mr. Wilkinson noted above, there is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired nor are any assets to be acquired from the promoter, either directly or indirectly, from us

Except as noted above, none of the following parties has, since our inception on December 11, 2000 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with FINRA on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of February 28, 2011 we had 19,500,000 shares of our common stock outstanding of which 12,500,000 shares are owned by non-affiliate shareholders and 7,000,000 shares that are owned by our Directors and Officers

Subject to the Rule 144 volume limitations described in the paragraph below there are 7,000,000 shares of our common stock owned by our directors and affiliate that can begin to be sold pursuant to Rule 144 on November 30 2010.

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of August 22, 2011 we have 44 holders of our common stock.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Don Thompson[1]	2009 2010	Nil	Nil	4,000,000 shares	Nil	Nil	Nil	Nil	$20,000
Brian Wilkinson[1]	2009 2010	Nil	Nil	3,000,000 shares	Nil	Nil	Nil	Nil	$15,000
Randall Croteau	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Appointed President on May 7, 2009
For the period from May 7, 2009 to April 6, 2011
Our President has received no monetary compensation since his appointment, however, he has received 4,000,000 common shares in lieu of monetary compensation and has been valued at $20,000. Our former Director has received a total of 3,000,000 common shares for the Westrose project and his company (Mitchel Vestco) has been paid a total of $7,000 USD

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on                  December 11, 2000

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with our directors and we do not pay any salary to them. There is an understanding between our company and our directors that he will work for us at no cost. He will not be compensated for past, current, or future work.

Financial Statements

Abby, Inc.
(An Exploration Stage Company)

November 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Abby, Inc. (an Exploration Stage Company) We have audited the accompanying balance sheets of Abby, Inc. (the Company) (an Exploration Stage Company), as of November 30, 2010 and 2009, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended November 30, 2010, and for the period from December 11, 2000 (date of inception) to November 30, 2010. Abby Inc.’s (an Exploration Stage Company) management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Abby, Inc. (an Exploration Stage Company) as of November 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended November 30, 2010, and for the period from December 11, 2000 (date of inception) to November 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not generated any revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in the notes to the financial statements.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

February 24, 2011

ABBY, INC.
(An Exploration Stage Company)
BALANCE SHEETS

	November 30, 2010	November 30, 2009
ASSETS
Current Assets:
Cash	$1,388	$38,475

Total Current Assets	1,388	38,475

TOTAL ASSETS	$1,388	$38,475

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$112	$10,000

TOTAL CURRENT LIABILITIES	112	10,000

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 16,000,000 shares issued and outstanding	16,000	16,000
Additional paid in capital	64,000	64,000
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding		-
Deficit accumulated during the exploration stage	(78,724)	(51,525)
TOTAL STOCKHOLDERS’ EQUITY	1,276	28,475

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,388	$38,475

ABBY, INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended	From Inception (December 11, 2000) to
	November 30, 2010	November 30, 2009	November 30, 2010

Revenues	$-	$-	$-

Operating expenses:
Professional Fees	980	10,525	11,505
Office	54	-	54
Bank Charges	165		165
Consulting Fees	19,000	26,000	45,000
Impairment loss on oil and gas lease	7,000	15,000	22,000
Total operating expenses	$27,199	$51,525	$78,724

Net loss before income taxes	(27,199)	(51,525)	(78,724)
			-
Benefit for income taxes	0	-	-

Net loss	$(27,199)	$(51,525)

Weighted average number of shares outstanding during the period - basic and diluted	16,000,000	4,250,000

Net loss per share - basic and diluted	$(0.00)	$(0.01)

ABBY, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended	From Inception (December 11, 2000) to
	November 30, 2010	November 30, 2009	November 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,199)	(51,525)	(78,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment Loss on oil and gas lease	7,000	15,000	22,000
Common stock issued for services		20,000	20,000
Changes in operating assets and liabilities:
Net change in accounts payable and accrued expenses	(9,888)	10,000	112
Net cash used in operating activities	(30,087)	(6,525)	(36,612)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for oil and gas lease	(7,000)	-	(7,000)
Net cash used in financing activities	(7,000)	-	(7,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock		45,000	45,000
Net cash provided by financing activities	-	45,000	45,000
			-
CHANGE IN CASH	(37,087)	38,475	1,388
			-
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	38,475
			-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,388	38,475	1,388
			-
Supplemental disclosures of cash flow information:			-
Cash paid for income taxes	$-	-	-
Cash paid for interest expense	$-	-	-

Supplemental disclosure of non cash financing activities:
Common Stock issued for services		$20,000	20,000
Common Stock issued for oil and gas lease		$15,000	15,000

ABBY, INC.
(An Exploration Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY

	Preferred Stock 10,000,000 shares authorized			Common Stock 500,000,000 shares authorized				Additional Paid-In Capital	Accumulated Deficit During Exploration Stage
	Shares Issued		Par Value $.001 per share	Shares Issued		Par Value $.001 per share				Total

BALANCE, December 11, 2000 (inception)
Net loss November 30, 2008		$			$		$		$-	$-
BALANCE, November 30, 2008	-		-	-		-		-	-	-

Common stock issued for oil and gas lease - July 2009				3,000,000		3,000		12,000		15,000
Common stock issued to company's president for services - July 2009				4,000,000		4,000		16,000		20,000
Common stock issued to non affiliate shareholders for cash - November 2009	-		-	9,000,000		9,000		36,000	-	45,000

Net loss November 30, 2010	-		-	-		-		-	(51,525)	(51,525)
BALANCE, November 30, 2009	-		$-	16,000,000		$16,000		$64,000	$(51,525)	$28,475

Net loss November 30, 2009	-		-	-		-		-	(27,199)	(27,199)
BALANCE, November 30, 2010	-		$-	16,000,000		$16,000		$64,000	$(78,724)	$1,276

Abby, Inc.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2010

NOTE 1 – NATURE OF OPERATIONS

Abby, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on Dec 11, 2000.  The Company was dormant until July 2009, when it entered into an agreement to acquire an oil and gas lease in Thailand. The Company is “an exploration stage company” and has formulated a business plan to investigate the possibilities of a viable gas deposit.  The Company has adopted November 30th as its fiscal year end.

NOTE 2 –SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

NET INCOME PER COMMON SHARE

Basic net income per common share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  The effect of stock options and warrants on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Net loss per common share is unchanged on a diluted basis as the Company does not have any common stock equivalents outstanding as of November 30, 2010.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  As of November 30, 2010 the Company had a net operating loss carryforward of $78,724. The related deferred tax asset of approximately $27,500 has been fully offset by a valuation allowance due to the uncertainty of the Company being able to realize the benefit in future years.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – OIL AND GAS LEASE

The Company purchased an oil & gas lease located in Phetchabun, Thailand on July 17, 2009.  The Company purchased this lease by issuing 3,000,000 shares of common stock valued at $.005 per share for an aggregate value of $15,000 (to a related party).  As no viable reserves have been identified, management recorded an impairment loss for $15,000 during the year ended November 30, 2009.  This amount has been reflected in the statement of operations as an impairment loss on oil and gas lease.

In May of 2010, the Company paid $6,000 to Mitchell Vestco (a related party) of Calgary, Alberta, to secure a gas field in Westerose, Alberta.  As no viable reserves have been identified, management recorded an impairment loss for $6,000 during the quarter ended August 5, 2010. In July, 2010, another $1,000 was paid to complete the deposit requirement for this gas field. This amount was also impaired due to lack of identifying viable reserves.

NOTE 4 – COMMON STOCK

The Company issued 4,000,000 shares of its common stock, to its President, in July 2009 in exchange for services rendered, valued at $20,000.

As identified above in Footnote 3, the Company issued 3,000,000 shares of its common stock in July 2009 to acquire the Phetchabun oil and gas lease, valued at $15,000.

During November 2009 the Company issued 9,000,000 shares of its common stock at $.005 per share for a total of $45,000 in cash.

NOTE 5 – RELATED PARTY TRANSACTIONS

In May of 2010, the Company paid $6,000 to Mitchell Vestco (a related party through common principal owners) of Calgary, Alberta, to secure a gas field in Westerose, Alberta.  As no viable reserves have been identified, management recorded an impairment loss for $6,000 during the quarter ended August 5, 2010. In July, 2010, another $1,000 was paid to complete the deposit requirement for this gas field. This amount was also impaired due to lack of identifying viable reserves.

A Director of the Company, and principal owner, was paid $5,000 for consulting fees in December 2009, and was also the party from whom the Company acquired the Phetchabun lease as identified above in Footnote 3, through the issuance of 3,000,000 shares of common stock.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $78,724 since inception, which raises substantial doubt about its ability to continue as a going concern. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its gas properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and the classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                                                                         F-6

Financial Statements

Abby, Inc.
(An Exploration Stage Company)

May 31, 2011 (Unaudited)

Index
Balance Sheets	F-7
Statement of Operations	F-8
Statement of Cash Flows	F-9
Notes to the Financial Statements	F-10-12

ABBY, INC.
(An Exploration Stage Company)
BALANCE SHEETS

	May 31, 2011	November 30, 2010
ASSETS
Current Assets:
Cash	$242	$1,388

Total Current Assets	242	1,388

TOTAL ASSETS	$242	$1,388

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$449	$112
TOTAL CURRENT LIABILITIES	449	112

Commitments and contingencies	-	-

Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 19,500,000 shares issued and outstanding	19,500	16,000
Additional paid in capital	95,500	64,000
Deficit accumulated during the exploration stage	(115,207)	(78,724)
TOTAL STOCKHOLDERS’ EQUITY	(207)	1,276

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$242	$1,388

The accompanying notes are an integral part of these financial statements

                                                                          F-7

ABBY, INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS

	Three months ended		Three months ended	Six months ended	Six months ended	From Inception (December 11, 2000) to
	May 31, 2011		May 31, 2010	May 31, 2011	May 31, 2010	May 31, 2011

Revenues	$-		$-	$-	$-	$-

Operating expenses:
Accounting and Legal	14,112		487	14,336	645	25,841
Agent Fee	-		-	75	-	129
Impairment loss on oill and gas lease			6,000		6,000	22,000
Consulting Fees	4,000		-	22,000	19,054	67,000
Bank Charges	36		31	72	93	237
Total operating expenses	$18,148		$6,518	$36,483	$25,792	$115,207

Net loss before income taxes	(18,148)		(6,518)	(36,483)	(25,792)	(115,207)

Benefit for income taxes	-		-	-	-	-
						-
Net loss	$(18,148)		$(6,518)	$(36,483)	$(25,792)	$(115,207)

Weighted average number of shares outstanding during the period - basic and diluted	19,500,000		16,000,000	18,333,333	4,250,000

Net loss per share - basic and diluted	$(0.00)		$(0.00)	$(0.00)	$(0.01)

The accompanying notes are an integral part of these financial statements

	WEIGHTED AVERAGE CALCULATIONS
	16000000	2	32000000
	19500000	4	78000000
			110000000	18333333.33

                                                                                          F-8

ABBY, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

		Six months ended	Six months ended	From Inception (December 11, 2000) to
		May 31, 2011	May 31, 2010	May 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(36,483)	(25,792)	(115,207)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss on oil and gas lease				22,000
Common stock issued for services				20,000
Net change in accounts payable and accrued expenses		337	(9,776)	449
Net cash used in operating activities		(36,146)	(35,568)	(72,758)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for oil and gas lease		-	-	(7,000)
Net cash used in financing activities		-	-	(7,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from subscriptions of common stock		35,000	-	80,000
Net cash provided by financing activities		35,000	-	80,000
				-
CHANGE IN CASH		(1,146)	(35,568)	242
				-
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		1,388	38,475
				-
CASH AND CASH EQUIVALENTS AT END OF PERIOD		$242	2,907	242
				-
Supplemental disclosures of cash flow information:				-
Cash paid for income taxes		$-	-	-
Cash paid for interest expense		$-	-	-

Supplemental disclosure of non cash financing activities:
Common Stock issued for services	$			20,000
Common Stock issued for oil and gas lease	$			15,000

The accompanying notes are an integral part of these financial statements

                                                                             F-9

Abby, Inc.

(An Exploration Stage Company )

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2011

(UNAUDITED)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Abby, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on Dec 11, 2000.  The Company was dormant until July 2009, when it entered into an agreement to acquire an oil and gas lease in Thailand. The Company is “an exploration stage company” and has formulated a business plan to investigate the possibilities of a viable gas deposit.  The Company has adopted November 30th as its fiscal year end.

The results of operations for the interim periods are not necessarily indicative of the results for the full year. In management’s opinion all adjustments necessary for a fair presentation of the Company’s financial statements are reflected in the interim periods included, and are of a normal recurring nature.

NOTE 2 –SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

NET INCOME PER COMMON SHARE

Basic net income per common share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  The effect of stock options and warrants on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Net loss per common share is unchanged on a diluted basis as the Company does not have any common stock equivalents outstanding as of May 31, 2011.

                                                                             F-10

Abby, Inc.

(An Exploration Stage Company )

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2011

(UNAUDITED)

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  As of May 31, 2011, the Company had a net operating loss carryforward of $115,207. The related deferred tax asset of approximately $39,000 has been fully offset by a valuation allowance due to the uncertainty of the Company being able to realize the benefit in future years.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – OIL AND GAS LEASE

The Company purchased an oil & gas lease located in Phetchabun, Thailand on July 17, 2009.  The Company purchased this lease by issuing 3,000,000 shares of common stock valued at $.005 per share for an aggregate value of $15,000 (to a related party).  As no viable reserves have been identified, management recorded an impairment loss for $15,000 during the year ended November 30, 2009.  This amount has been reflected in the statement of operations as an impairment loss on oil and gas lease.

In May of 2010, the Company paid $6,000 to Mitchell Vestco (a related party) of Calgary, Alberta, to secure a gas field in Westerose, Alberta.  As no viable reserves have been identified, management recorded an impairment loss for $6,000 during the quarter ended June 9, 2010. In July, 2010, another $1,000 was paid to complete the deposit requirement for this gas field. This amount was also impaired due to lack of identifying viable reserves.

NOTE 4 – COMMON STOCK

The Company issued 4,000,000 shares of its common stock, to its President, in July 2009 in exchange for services rendered, valued at $20,000.

As identified above in Footnote 3, the Company issued 3,000,000 shares of its common stock in July 2009 to acquire the Phetchabun oil and gas lease, valued at $15,000.

During November 2009 the Company issued 9,000,000 shares of its common stock at $.005 per share for a total of $45,000 in cash.

During February 2011 the Company issued 3,500,000 shares of its common stock at $.01 per share for a total of $35,000 in cash.

                                                                             F-11

Abby, Inc.

(An Exploration Stage Company )

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2011

(UNAUDITED)

NOTE 5 – RELATED PARTY TRANSACTIONS

In May of 2010, the Company paid $6,000 to Mitchell Vestco (a related party through common principal owners) of Calgary, Alberta, to secure a gas field in Westrose, Alberta.  As no viable reserves have been identified, management recorded an impairment loss for $6,000 during the quarter ended June 9, 2010. In July, 2010, another $1,000 was paid to complete the deposit requirement for this gas field. This amount was also impaired due to lack of identifying viable reserves.

A Director of the Company, and principal owner, was paid $5,000 for consulting fees in December 2009, and was also the party from whom the Company acquired the Phetchabun lease as identified above in Footnote 3, through the issuance of 3,000,000 shares of common stock.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $115,207 since inception, which raises substantial doubt about its ability to continue as a going concern. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its gas properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and the classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                                                                             F-12

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on December 11, 2000, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-1 that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until [180 days + effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-Information Not Required in the Prospectus

Indemnification of Directors and Officers

As permitted by Colorado law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Colorado, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a directors receives an improper personal benefit. This exclusion of liability does not limit any right, which a directors may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Colorado, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	19.25
Legal Fees and Expenses	3000.00
Accounting Fees and Expenses	625.00
Auditor Fees and Expenses	3500.00
Electronic Filing Fees	2,750.00
Printing Costs	500.00
Courier Costs	500.00
Transfer Agent Fees	1,000.00
Total	$11,894.25

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

As of August 22, 2011, we have issued 19,500,000 shares of unregistered securities. All of these shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

The shares include the following:

1.

In July 2009 we issued 4,000,000 shares of common stock to our President at a price of $0.005 per share for services, valued at $20,000.;

2.

On July 17, 2009, we issued 3,000,000 shares of our common stock (at $.005 per share) to acquire an oil and gas lease.

3.

In November 2009 we issued 9,000,000 shares of common stock at a price of $0.005 per share for cash proceeds of $45,000 to 39 non-affiliate Canadian residents.

4.

In February 2011 we issued 3,500,000 shares of common stock at a price of $0.01 per share for cash proceeds of $35,000 to 3 non-affiliate Canadian residents.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act.

The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number

Description

3.1 Articles of Incorporation*
3.2 By-Laws*
4.1 Form of Subscription Agreement*
5.1 Opinion and Consent of Lawyer Jill Arlene Robbins
10.1 Amended Purchase Agreement*
14.1 Financial Code of Ethics*
23.1 Consent of Independent Auditor
23.2 Consent of Petroleum Engineer*
23.3 Consent of Lawyer Jill Arlene Robbins See Exhibit 5.1

*Previously filed

Undertakings

The undersigned registrant hereby undertakes that it will:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Not withstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c) Include any additional or changed material information on the plan of distribution.

d) to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officers or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta on August 22, 2011.

By:

/s/Don Thompson

Director, President, Principal Executive Officer and Principal Financial Officer, Secretary and Treasurer.

/s/ Randel Croteau

Director

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Don Thompson
Don Thompson
Director, President, Principal Executive Officer and Principal Financial Officer, Secretary and Treasurer.

 /s/ Randel Croteau

Director